Exhibit 10.88

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and effective as of June 30, 2010, by and among WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation (the “W2W”), RNK, Inc. d/b/a RNK Communications (“RNK”) and RICHARD N. KOCH (the “Executive”). W2W, RNK and Executive shall be individually referred to as a ‘Party”, and collectively as the “Parties.”

RECITALS

          A. The Parties are parties to a certain Employment Agreement, dated as of October 12, 2007, as amended (the “Existing Agreement”).

          B. The Parties desire to further amend Section 1 of the Existing Agreement to extend the Term of the Existing Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, it is agreed as follows:

          1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Existing Agreement.

          2. Amendment to Section 1. Section 1 of the Existing Agreement is hereby deleted in its entirety and replaced with the following language:

“1. Term. RNK shall employ the Executive for a term commencing as of the date hereof and continuing through the period that ends on the date the entire balance outstanding under the Notes is paid in full (as the case may be, such term, the “Term”).”

          3. Amendment Supplementary. This Amendment is supplementary to the Existing Agreement. Except to the extent amended hereunder, all of the provisions of the Existing Agreement shall remain in full force and effect. The Existing Agreement and all rights and powers created thereby and thereunder are in all respects ratified and confirmed. From and after the date hereof, the Existing Agreement shall be deemed to be amended and modified as herein provided, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect and the Existing Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

          4. Counterparts: Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different Parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of’ this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any Party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

          5. Conformed Copy. This Amendment is a conformed copy of the Amendment previously executed by the parties hereto and replaces and supersedes such prior Amendment.

          IN WITNESS WHEREOF, this Second Amendment to Employment Agreement is executed and delivered as of the day and year first above written.

Wave2Wave Communications, Inc.

By: /s/ Steven Asman
Name: Steven Asman
Title: President

RNK, Inc.

By: /s/ Steven Asman
Name: Steven Asman
Title: President

/s/ Richard N. Koch

Richard N. Koch